GEOVIC REPORTS SIGNIFICANT PROGRESS TOWARD
RESOLVING ACCOUNTING DISPUTE

June 26, 2009 – Denver, CO - Geovic Mining Corp. (“Geovic” or “the Company”, TSX: GMC, OTC.BB:GVCM), announces that two of the legal actions initiated by Societe Nationale D’Investissement du Cameroon (“SNI”) against its majority-owned subsidiary, Geovic Cameroon Plc (“GeoCam”), were not acted upon by the Court of First Instance of Yaoundé-Centre Administratif.”

In summary, the Court declined to rule on two of the actions because it deemed itself to not be the competent authority to make such rulings. Consequently, SNI was not granted the emergency relief it sought, and therefore (a) Deloitte & Touche Afrique Centrale Sarl (“Deloitte”) was not removed as GeoCam’s statutory auditor, and (b) GeoCam’s Annual Shareholder Assembly (ASA) set for June 26th, 2009 was notcancelled.

Accordingly, GeoCam’s ASA opened promptly with shareholders present from both major shareholder groups; Geovic, which owns 60.5% of the outstanding shares, and SNI, which owns or controls the remaining 39.5%. Subsequently, by agreement of all shareholders, the meeting was then adjourned until September 26, 2009, at which time the matter of approving GeoCam’s 2008 financial statements will again be  raised.

The third legal action brought against GeoCam, in which SNI sought to invalidate the 2008 financial statements and appoint an independent expert to review them, is still pending, with initial hearings scheduled for early July. However, based on the aforementioned progress, Geovic expects this action to be withdrawn while Geovic and SNI consider alternative means to amicably resolve the accounting dispute by the time the ASA is reconvened in September.

Geovic CEO John E. (“Jack”) Sherborne states “The accounting issues at hand remain outstanding. However, based on the court proceedings and progress made in discussions with SNI’s principals, Geovic believes that an amicable settlement of this matter can be concluded outside the courts.”

Geovic Background

Geovic iis a U.S.-based corporation whose principal asset is a 60.5% interest in a significant cobalt-nickel-manganese deposit in the Republic of Cameroon. Additionally, the company controls a diverse portfolio of energy, precious metals, base metals, and uranium projects in the United States, operated through its wholly-owned subsidiary Geovic Energy (www.geovicenergy.com).

Additional Company and project information may be found on the websites www.sedar.com and www.sec.gov. For more information, please go to www.geovic.net or contact:

Andrew C. Hoffman, CFA VP, Investor Relations Geovic Mining Corp. Direct (720) 350-4130 Toll-Free (888) 350-4130 ahoffman@geovic.net	Vanguard Shareholder Solutions Direct (604) 608-0824 Toll-Free (866) 801-0779 ir@vanguardsolutions.ca	Torrey Hills Capital Direct (858) 456-7300 info@torreyhillscapital.com

On behalf of the Board John E. Sherborne, CEO and Director

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the future price of metals; the estimation of mineral reserves and resources; the timing and amount of estimated future production, costs of production, and capital expenditures; costs and timing of the development of new deposits; and success of exploration activities, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims and limitations on insurance coverage. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to operations; actual results of current exploration activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labour disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.